Exhibit 99.3 First Quarter 2019 Results April 23, 2019

Forward Looking Statements This slide presentation and certain of our other filings with the Securities and Exchange Commission contain statements that constitute “forward-looking statements” within the meaning of, and subject to the protections of, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are forward- looking statements. You can identify these forward-looking statements through Synovus’ use of words such as “believes,” “anticipates,” “expects,” “may,” “will,” “assumes,” “predicts,” “could,” “should,” “would,” “intends,” “targets,” “estimates,” “projects,” “plans,” “potential” and other similar words and expressions of the future or otherwise regarding the outlook for Synovus’ future business and financial performance and/or the performance of the banking industry and economy in general. These forward-looking statements include, among others, statements on (1) future loan and deposit growth; (2) future revenue growth and net interest margin; (3) future non-interest expense levels and operating leverage; (4) future credit trends and key metrics; (5) future effective tax rates; (6) the FCB integration; (7) future capital return to common shareholders; (8) our strategy and initiatives for future growth, capital management, and strategic transactions, including the FCB transaction; (9) future long-term financial targets; and (10) our assumptions underlying these expectations. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve known and unknown risks and uncertainties which may cause the actual results, performance or achievements of Synovus to be materially different from the future results, performance or achievements expressed or implied by such forward-looking statements. Forward-looking statements are based on the information known to, and current beliefs and expectations of, Synovus’ management and are subject to significant risks and uncertainties. Actual results may differ materially from those contemplated by such forward-looking statements. A number of factors could cause actual results to differ materially from those contemplated by the forward-looking statements in this presentation. Many of these factors are beyond Synovus’ ability to control or predict. These forward-looking statements are based upon information presently known to Synovus’ management and are inherently subjective, uncertain and subject to change due to any number of risks and uncertainties, including, without limitation, the risks and other factors set forth in Synovus’ filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2018 under the captions “Cautionary Notice Regarding Forward-Looking Statements” and “Risk Factors” and in Synovus’ quarterly reports on Form 10-Q and current reports on Form 8-K. We believe these forward-looking statements are reasonable; however, undue reliance should not be placed on any forward-looking statements, which are based on current expectations and speak only as of the date that they are made. We do not assume any obligation to update any forward-looking statements as a result of new information, future developments or otherwise, except as otherwise may be required by law. Use of Non-GAAP Financial Measures This slide presentation contains certain non-GAAP financial measures determined by methods other than in accordance with generally accepted accounting principles. Such non-GAAP financial measures include the following: adjusted diluted earnings per share; adjusted return on average assets; adjusted return on average common equity; return on average tangible common equity, adjusted return on average tangible common equity; adjusted non-interest income; adjusted non-interest expense; adjusted tangible efficiency ratio; and tangible common equity to tangible assets ratio. The most comparable GAAP measures to these measures are diluted earnings per share; return on average assets; return on average common equity; total non-interest income; total non-interest expense; efficiency ratio; and total shareholders’ equity to total assets ratio, respectively. Management uses these non-GAAP financial measures to assess the performance of Synovus’ business and the strength of its capital position. Management believes that these non-GAAP financial measures provide meaningful additional information about Synovus to assist management, investors, and bank regulators in evaluating Synovus’ operating results, financial strength, the performance of its business and the strength of its capital position. However, these non-GAAP financial measures have inherent limitations as analytical tools and should not be considered in isolation or as a substitute for analyses of operating results or capital position as reported under GAAP. The non-GAAP financial measures should be considered as additional views of the way our financial measures are affected by significant items and other factors, and since they are not required to be uniformly applied, they may not be comparable to other similarly titled measures at other companies. Adjusted diluted earnings per share, adjusted return on average assets, and adjusted return on average common equity are measures used by management to evaluate operating results exclusive of items that are not indicative of ongoing operations and impact period-to-period comparisons. Return on average tangible common equity and adjusted return on average tangible common equity are measures used by management to compare Synovus’ performance with other financial institutions because it calculates the return available to common shareholders without the impact of intangible assets and their related amortization, thereby allowing management to evaluate the performance of the business consistently. Adjusted non-interest income is a measure used by management to evaluate non-interest income exclusive of net investment securities gains (losses) and net changes in the fair value of private equity investments. Adjusted non-interest expense and the adjusted tangible efficiency ratio are measures utilized by management to measure the success of expense management initiatives focused on reducing recurring controllable operating costs. The tangible common equity to tangible assets ratio is used by management and bank regulators to assess the strength of our capital position. The computations of the non-GAAP financial measures used in this slide presentation are set forth in the Appendix to this slide presentation. 2

SYNOVUS

First Quarter 2019 Highlights

	Reported 1Q19	Reported 1Q18	Adjusted 1Q19[1]	Adjusted 1Q18[1]	Adjusted 1Q19 vs. 1Q18[1]
Earnings per Share	$0.72	$0.84	$0.98	$0.86	↑ 15.1%
Return on Average Assets	1.06%	1.34%	1.45%	1.36%	↑ 9 b.p.s.
Return on Average Common Equity	10.98%	14.62%	15.03%	14.82%	↑ 21 b.p.s.
Return on Average Tangible Common Equity	12.88%[1]	15.02%[1]	17.52%	15.23%	↑ 229 b.p.s.
Efficiency Ratio	61.29%	57.16%	50.24%	57.42%	↓ 718 b.p.s.

- Results include the impact of merger with FCB Financial Holdings, Inc. (FCB), which closed on January 1, 2019
- Strong earnings with diluted EPS of $0.72 and adjusted diluted EPS[1] of $0.98, up 7.6% sequentially and 15.1% year over year
  - Merger-related expenses impacted EPS by $0.27
- Organic loan and deposit growth of $400.1 million and $423.7 million, respectively
  - Acquired loans and deposits[2] of $9.29 billion and $10.93 billion, respectively
- Executed on our capital optimization plans, including the issuance of $300 million in subordinated debt and share repurchases totaling $320 million, or 8.5 million common shares
- Continued stable credit environment with NPAs at 0.44%
- Considerable progress on all previously announced long-term targets

(1) Non-GAAP financial measure; see appendix for applicable reconciliation
(2) At fair value

3

(1) Loans $35.63 Period-end Loan Balances  Total loans increased $9.69 billion or 37.3% vs. (in billions) 4Q18, including acquired loan balances from FCB of $9.29 billion (1) 16.11 45.2%  Fair value discount on acquired loans was (1) $25.95 $24.88 1.79%, in line with estimate on announcement date of 1.80%  Excluding acquired balances, period-end 12.78 49.2% 12.10 48.6% loans increased $400.1 million vs. 4Q18  C&I up $55.9 million 9.29 26.0%  Consumer up $184.7 million  CRE up $151.5 million 5.97 24.0% 6.63 25.5% 1Q19 1Q19 (3) 4Q18 Loans $ Change % Change 10.26 28.8% 6.84 27.4% 6.56 25.3% FCB $9,424,173 $213,720 9.20% SNV $25,946,573 $186,396 2.91% (in millions) 1Q18 4Q18 1Q19 Sequential (2) Total $35,370,746 $400,116 4.59% quarter loan $95.6 $369.5 $400.1 growth: CRE Consumer C&I Amounts may not total due to rounding (1) Total loans are net of deferred fees, costs, discounts/premiums (2) Excludes $9.29 billion of loans acquired from FCB 4 (3) Annualized

SYNOVUS

Deposits

Total Period-End Deposits

(in billions)



$26.25
2.01
2.17
2.99
19.08
7.6%
8.3%
11.4%
72.7%
$26.72
1.55
2.37
3.69
19.11
5.8%
8.9%
13.8%
71.5%
$38.08
2.71
4.63
7.57
23.17
7.1%
12.2%
19.9%
60.8%
1Q18
4Q18
1Q19

	1Q18	4Q18	1Q19
Sequential quarter deposit growth:	$105.6	$286.7	$423.7[4]

■ Core transaction deposits[1] ■ Time ■ SCM ■ Brokered

- Total period-end deposits increased $11.35 billion or 42.5% vs. 4Q18, including acquired FCB deposit balances of $10.93 billion
  - Fair value premium on acquired deposits was $44 million
  - Excluding acquired balances, period-end deposits increased $423.7 million vs. 4Q18
    - CDs up $614.6 million
    - DDAs[2] up $77.4 million
    - MMA/Savings down $169.1 million
    - Brokered down $99.2 million

Core Deposits[5]

	4Q18 Core Deposits	1Q19 $ Change	1Q19 % Change[3]
FCB	$9,627,957	$276,869	11.7%
SNV	$25,172,292	$246,057	4.0%
Total	**$34,800,249**	**$522,926**	**6.1%**

Amounts may not total due to rounding

(1) Core transaction deposits consist of non-interest bearing, NOW/savings, and money market deposits excluding state and county municipal (SCM) deposits

(2) Including interest bearing and non-interest bearing DDA

(3) Annualized

(4) Excludes $10.93 billion of deposits acquired from FCB

(5) Core deposits consist of total deposits less brokered deposits

5

Net interest income (dollars in millions)  Net interest income of $397.2 million increased $99.2 million or 33.3% vs. 4Q18 and $122.9 $397.2 million or 44.8% vs. 1Q18, largely due to the FCB merger  Net interest margin of 3.78% down 14 b.p.s vs. $297.9 4Q18, which includes $18.8 million or 19 b.p.s. $274.3 of purchase accounting adjustments  The sequential decrease in NIM was driven 3.92% by the FCB merger, the issuance of sub- 3.78% 3.78% debt and continued deposit mix shift into CDs  Net interest margin excluding impact of purchase accounting adjustments was 3.59% 3.59% (1) Metric GAAP Excl. PAA Loan yield 5.17% 5.07% 1Q18 4Q18 1Q19 Earning assets yield 4.80% 4.71% Net Interest Income Effective cost of Net Interest Margin funds 1.02% 1.12% (1) Net Interest Margin (excl. PAA) Net Interest Margin 3.78% 3.59% (1) Purchase accounting adjustments (PAA) are primarily comprised of $7.4 million of loan accretion and $11.0 million of deposit premium amortization in 1Q 2019 6

Non-interest income

(in millions)



$67.0
2.8
5.0
23.3
35.9
$68.0
2.8
3.8
24.6
36.8
$79.4
13.1
5.0
24.5
36.8
1Q18
4Q18
1Q19
Other income
Mortgage banking income
Fiduciary/asset management, brokerage, and insurance revenues
Core banking fees

- 1Q19 non-interest income of $79.4 million increased $11.4 million vs. 4Q18 and $12.3 million vs. 1Q18
- 1Q19 adjusted non-interest income[1] of $78.4 million increased $8.4 million or 11.9% vs. 4Q18
  - Legacy FCB contributed adjusted non-interest income of $7.3 million during the quarter
- Core banking fees[2] of $36.8 million were essentially flat with 4Q18 including $1.8 million additional income from FCB
  - Excluding FCB, sequential quarter declines in core banking fees driven by seasonally lower service charges and card fees, as well as lower SBA gains
- Mortgage banking income of $5.0 million was up $1.3 million vs. 4Q18 including $204 thousand from FCB
- Other income of $13.1 million increased $10.3 million vs. 4Q18 including $5.3 million attributed to FCB
  - Fair value adjustments to private equity investments increased other income by $2.9 million

(1) Non-GAAP financial measure; see appendix for applicable reconciliation
(2) Include service charges on deposit accounts, card fees, letter of credit fees, ATM fee income, line of credit non-usage fees, gains from sales of government guaranteed loans, and miscellaneous other service charges

7

Non-interest expense  1Q19 non-interest expense of $292.4 million (dollars in millions) $292.4 increased $82.5 million or 39.3% vs. 4Q18 and $97.2 million or 49.8% vs. 1Q18 $49.7 $242.7  1Q19 adjusted non-interest expense(1) of $242.7 million increased $36.3 million or 17.6% vs. 4Q18 $209.9 $206.4 $198.1 $195.2 $3.4  Non-interest expense associated with FCB of $26.8 million  The growth excluding FCB is primarily isolated to a seasonal increase in employment taxes and 401K expense, as well as an increase in amortization of intangibles  The FCB acquisition and subsequent cost savings have driven improvement in the tangible efficiency ratio 1Q18 4Q18 1Q19 Reported – excl. merger related Adjusted Reported – merger related(2) Efficiency 57.16% 57.34% 61.29% Ratio Adjusted Tangible 57.42% 55.98% 50.24% Efficiency Ratio(1) (1) Non-GAAP financial measure; see appendix for applicable reconciliation 8 (2) Merger related expense related to FCB of $49.7 million and $3.4 million for 1Q19 and 4Q18, respectively

Credit Quality

(dollars in millions)

NPA, NPL, and Past Due Ratios



0.53%
0.50%
0.46%
0.44%
0.44%
0.48%
0.47%
0.42%
0.41%
0.40%
0.31%
0.22%
0.22%
0.22%
0.25%
1Q18
2Q18
3Q18
4Q18
1Q19
NPA Ratio
NPL Ratio(1)
Total Past Dues > 30 Days Ratio

Net Charge-offs



0.07%
$4.3
0.29%
$17.8
0.24%
$15.3
0.20%
$13.0
0.19%
$17.1
1Q18
2Q18
3Q18
4Q18
1Q19
Net Charge-offs
NCO Ratio

Provision Expense



299%
$12.8
$11.8
66%
$15.0
98%
$12.1
93%
$23.6
138%
1Q18
2Q18
3Q18
4Q18
1Q19
Provision Expense
Provision to Net Charge Offs

Allowance for Loan Losses Ratio



$257.8
1.04%
241%
215%
$251.7
1.00%
263%
215%
$251.5
0.98%
288%
232%
$250.6
0.97%
298%
235%
$257.0
0.72%
292%
213%
1Q18
2Q18
3Q18
4Q18
1Q19
Loan Loss Reserve
LLR to NPLs(2)
LLR to NPLs(3)

(1) Excludes impaired loans held for sale. March 31, 2019 non-performing loans exclude acquired loans accounted for under ASC 310-30 that are currently accruing income
(2) Excludes impaired loans with no reserve and FCB NPLs. March 31, 2019 non-performing loans exclude acquired loans accounted for under ASC 310-30 that are currently accruing income
(3) Excludes impaired loans held for sale and FCB NPLs. March 31, 2019 non-performing loans exclude acquired loans accounted for under ASC 310-30 that are currently accruing income

9

Capital ratios 1Q18 4Q18 1Q19 (1) Common equity Tier 1 ratio 10.13 9.95 9.44 Tier 1 capital ratio 10.53 10.61 9.93(1) (1) Total risk-based capital ratio 12.39 12.37 11.98 Leverage ratio 9.37 9.60 8.77 (1) Tangible common equity to tangible assets ratio(2) 8.79 8.81 8.30  1Q19 includes the impact of $1.6 billion in stock consideration issued in the FCB acquisition  Repurchased $320 million in common stock (8.5 million shares)  Share count reduced by 7.3% from January 1, 2019  On February 7, Synovus completed a public offering of $300 million in subordinated debt  The decline in capital ratios is primarily related to capital optimization activities and the acquisition of FCB (1) Preliminary (2) Non-GAAP financial measure; see appendix for applicable reconciliation 10

FCB Update: Executing Against Stated Targets

People

- Organizational alignment complete and successfully operating within Synovus business lines
- No meaningful loss of front-line team members or customers
- Accelerated development of south Florida trust and wealth management team through **10 key hires YTD in 2019**

Growth

- Merger provides elevated growth profile in 1Q19



$400.1
$213.7
$95.6
$186.4
1Q18
1Q19
SNV
FCB

SNV **standalone** 1Q18 loan growth annualized = **1.6%**
SNV + FCB 1Q19 loan growth annualized = **4.6%**

Financial

- Cost savings ahead of original schedule ~ **$30 million** expected in 2019 ($20 million modeled)
- Strong capital generation and robust returns
- **Financial Metrics (2020E)**

EPS Accretion:	ROATCE:	IRR:
6.5%	~17%	~17%

On Track

Integration Progress

- Network update **70% complete**; conversion on track for **May 6th**
- Branch sign installations are currently being completed
- Upgraded ATMs are adding substantial new capabilities for our Florida customers



ATM

11

2019 Outlook Combined Baseline Metrics Effective 1/1/2019(1) 2019 Outlook Loan growth(2) $35.37 billion Balance 5.5% to 7.5% Sheet Deposit growth(2) $37.61 billion Revenue Revenue growth(3) $1.83 billion 5.5% to 7.5% Non- Adjusted non-interest expense growth(4) $956.9 million 2% to 4%(5) interest Expense and Taxes Effective tax rate 21.94% 23-24% Net charge-off ratio 19 b.p.s 15 to 20 b.p.s. Credit and Share repurchases $175 million $300 to $350 million Capital Common dividend per share (year) $1.00 Up 20% to $1.20 (1) Pro forma analysis based on 2018 results (2) Loan and deposit growth based on 12/31/2018 combined period end balance (3) No 2019 rate increases modeled; using the forward curve as of 12/31/2018 (4) Non-GAAP financial measure; see appendix for applicable reconciliation (5) Growth excludes amortization of intangibles of approximately $14 million in 2019 12

Appendix

Quarterly Highlights Trend - Synovus 1Q18 2Q18 3Q18 4Q18 1Q19 Diluted EPS 0.84 0.91 0.84 0.87 0.72 Net interest margin 3.78 3.86 3.89 3.92 3.78 Financial Efficiency ratio 57.16 56.78 60.62 57.34 61.29 Performance Adjusted tangible efficiency ratio(1) 57.42 56.41 55.55 55.98 50.24 ROA(2) 1.34 1.42 1.36 1.29 1.06 Adjusted ROA(1)(2) 1.36 1.43 1.47 1.36 1.45 Balance Sheet Total loans 1.6 4.0 7.0 5.7 37.3 Growth(3) Total average deposits (7.7) 7.5 1.8 8.0 42.5 NPA ratio 0.53 0.50 0.46 0.44 0.44 Credit Quality NCO ratio(2) 0.07 0.29 0.24 0.20 0.19 Common shares outstanding(4) 118,702 117,841 116,714 115,866 157,454 (5) CET1 ratio 10.13 10.12 9.90 9.95 9.44 Capital Tangible common equity to tangible 8.79 8.77 8.68 8.81 8.30 assets ratio(1) (1) Non-GAAP financial measure; see applicable reconciliation (2) Annualized (3) Sequential quarter growth, annualized except for 1Q19 (4) In thousands (5) Preliminary 14

Condensed Income Statement (in thousands, except per share data) 1Q19 4Q18 1Q18 Net interest income $397,175 $297,933 $274,284 Non-interest income 79,378 67,991 67,046 Non-interest expense (292,410) (209,922) (195,179) Provision expense (23,569) (12,148) (12,776) Income before taxes 160,574 143,854 133,375 Income tax expense 40,388 38,784 30,209 Preferred stock dividends 3,150 3,151 2,559 Net income available to common shareholders $117,036 $101,919 $100,607 Weighted average common shares outstanding, diluted 162,760 116,986 119,321 Net income per diluted common share $0.72 $0.87 $0.84 15

Non-interest Income 1Q19 4Q18 1Q18 1Q19 vs. 1Q19 vs. (in thousands) 4Q18% 1Q18 % Change Change Service charges on deposit accounts $20,859 $20,320 $19,940 2.7 4.6 Fiduciary and asset management fees 13,578 13,805 13,435 (1.6) 1.1 Brokerage revenue 9,406 9,643 8,695 (2.5) 8.2 Mortgage banking income 5,054 3,781 5,047 33.7 0.1 Card fees 10,877 10,862 10,199 0.1 6.6 Swap fee income 4,778 1,128 690 323.6 nm Income from bank-owned life insurance 5,290 3,682 4,217 43.6 25.4 Other non-interest income 8,603 6,854 7,879 25.5 9.2 Adjusted non-interest income $78,445 $70,075 $70,102 11.9 11.9 Increase (decrease) in fair value of private equity 858 (2,084) (3,056) nm nm investments, net Investment securities gains, net 75 - - nm nm Total non-interest income $79,378 $67,991 $67,046 16.7% 18.4% nm = not meaningful 16

Earning Assets Composition Loan Portfolio Investment Securities Portfolio 1.7 4.3 4.3 4.1 4.1 3.9 1.5 1.3 1.4 1.4 3.06% 2.34% 2.36% 2.39% 2.45% 5.11% 5.17% (2) 4.99% 4.88% 4.70% 1Q18 2Q18 3Q18 4Q18 1Q19 1Q18 2Q18 3Q18 4Q18 1Q19 (1) (1) Duration (in years) Yield Duration (in years) Yield Loan Portfolio Rate Mix  Securities portfolio repositioning activity occurred during the quarter in order to better align with long- term liquidity objectives 36.9% 36.7% 36.6% 35.9% 37.0%  Repositioning included over $1.6 billion in sales and 17.0% 16.2% 15.7% 15.6% 12.0% over $2.2 billion in new purchases including scheduled cash flow reinvestment 46.1% 47.1% 47.7% 48.5% 51.0%  Resulting investment portfolio:  $6.8 billion in assets (~ 15% of average total assets)  Significant reduction in portfolio credit risk 1Q18 2Q18 3Q18 4Q18 1Q19  Treasuries and agency securities comprise over 90% of holdings Fixed rate Prime floating rate LIBOR floating rate  Minimal impact to earnings in current period (1) Loan and investment yields include Purchase Accounting Adjustments (PAA). Excluding the effect of PAA, loan and investment yields are 5.07% and 3.03%, respectively 17

Loan Growth (Dollars in millions) Acquired Linked Qtr. total 4Q18 Adjusted Growth Net of loans for Acquisitions Acquired 1Q19 4Q18 $ Change Loans Investment Properties $8,917 25.0% $5,560 21.4% $3,356 $3,154 $8,714 24.7% 202 9.4% Residential Properties 765 2.2 680 2.6 85 112 792 2.3% -27 -13.8% Land Acquisition & 581 1.6 324 1.3 257 280 605 1.7% -24 -16.1% Development Total CRE $10,262 28.8% $6,564 25.3% $3,698 $3,546 $10,111 28.7% 152 6.1% C&I 16,108 45.2 12,781 49.2 3,327 3,271 16,053 45.5% 56 1.4% Retail 9,287 26.0 6,625 25.5 2,662 2,478 9,102 25.8% 185 8.2% Total* $35,635 100.0% $25,946 100.0% $9,688 $9,288 $35,234 100.0% 400 4.6% *Totals include net deferred fees/cost which are not displayed by category on this slide. 18

Commercial Real Estate Composition of 1Q19 Commercial Real Estate Portfolio • Investment Properties portfolio represents Total Portfolio $10.26 billion 87% of total CRE portfolio • The portfolio is well diversified among the property types • Credit quality in Investment Properties Office building 22.00% portfolio remains excellent • Continued reduction in non-strategic CRE Multi-Family 20.00% property types (Residential and Land) • As of 1Q19, Residential C&D and Land shopping centers 16.00% Acquisition Portfolios represent only 1.8% Hotels 11.00% of total performing loans • No single CRE loan above $75 million Other Investment Properties 10.00% • Average CRE loan size is $9.7 million Warehouse 8.00% 1-4 Family Perm/Mini Perm 5.00% Credit Indicator 1Q19 NPL Ratio(1) 0.14% Land Acquisition 2.00% Net Charge-off Ratio (annualized) 0.04% Residential Development 2.00% 30+ Days Past Due Ratio 0.14% 1-4 Family Construction 2.00% 90+ Days Past Due Ratio 0.00% Commercial Development 1.00% (1) March 31, 2019 non-performing loans exclude acquired loans accounted for under ASC 310-30 that are currently accruing income 19

C&I Portfolio Diverse Industry Exposure Total Portfolio $16.11 billion Health Care 19.02% Manufacturing 7.87% Retail Trade 7.53% • Large Corporate/Middle Market/Specialty Lines Finance/Insurance 7.07% represent 38.2% of C&I Balances Wholesale Trade 6.84% • Community/Retail Bank represents 61.8% of C&I balances Other Services 5.67% R/E Other 5.51% Accom. & Food Svcs. 5.48% Credit Indicator 1Q19 Prof., Scientific, Tech. Svcs 5.39% NPL Ratio(1) 0.62% All Other 5.28% Net Charge-off Ratio (annualized) 0.30% 30+ Days Past Due Ratio 0.18% Arts, Entertainment & Rec. 5.27% 90+ Days Past Due Ratio 0.01% Transport/Warehousing 5.22% Construction 4.25% R/E Leasing 3.32% Educational Svcs. 2.11% Ag, Forestry, Fishing 2.11% Admin., Support, Waste… 2.08% 20 (1) March 31, 2019 non-performing loans exclude acquired loans accounted for under ASC 310-30 that are currently accruing income

Consumer Portfolio

Total Consumer Portfolio $9.29 billion


Consumer Mortgage
58.00%
Consumer Lending Partnerships
18.00%
HELOC
17.00%
Other Consumer
4.00%
Credit Card
3.00%

Credit Indicator	1Q19
NPL Ratio[1]	0.32%
Net Charge-off Ratio (annualized)	0.25%
30+ Days Past Due Ratio	0.48%
90+ Days Past Due Ratio	0.04%

Consumer real estate portfolio continues to exhibit strong credit indicators

Credit Indicator	HELOC	Mortgage
Weighted Average Credit Score of 1Q19 Originations	791	773
Weighted average credit score of total portfolio	785	786
Average LTV	77.5%	74.3%
Average DTI	32.0%	36.2%
Utilization Rate	51.4%	N/A

- **Credit Card Portfolio continues to perform well**
  - Average utilization rate is 22.9%
  - Average credit score is 725
  - Charge-offs below industry average at 3.17% for the year
- **Lending Partnerships with GreenSky and SoFi**
  - Currently $1.70 billion in balances, or 4.8% of total portfolio
  - GreenSky is a point-of-sale program where the customer applies with home improvement store, contractor, or other merchant
  - SoFi portfolio primarily consists of refinanced student loan debt

[1] March 31, 2019 non-performing loans exclude acquired loans accounted for under ASC 310-30 that are currently accruing income

21

Portfolio Risk Distribution (Dollars in millions) 1Q19 vs. 1Q18 Risk Category 4Q18 1Q19 Change Passing Grades $25,435 98.03% $35,030 98.30% $9,595 Special Mention 233 0.90% 245 0.69% 12 Substandard Accruing 172 0.66% 215 0.60% 43 Non-Performing Loans(1) 107 0.41% 144 0.40% 37 Total Loans $25,947 100.00% $35,635 100.00% $9,688 (1) March 31, 2019 non-performing loans exclude acquired loans accounted for under ASC 310-30 that are currently accruing income 22

Non-GAAP Financial Measures 1Q19 4Q18 1Q18 (dollars in thousands) Net income available to common shareholders $117,036 101,919 100,607 Add: Income tax expense, net related to State Tax Reform - - 1,325 Add: Merger-related expense 49,738 3,381 - Subtract: Litigation settlement/contingency expense - - (2,626) Add/subtract: Restructuring charges, net 19 140 (315) Subtract: Investment securities gains, net (75) - - Subtract/add: (Increase) decrease in fair value of private equity investments, net (858) 2,084 3,056 Subtract: Tax effects of adjustments (5,705) (522) (27) Adjusted net income available to common shareholders $160,155 107,002 102,020 Weighted average common shares outstanding, diluted 162,760 116,986 119,321 Net income per common share, diluted $0.72 0.87 0.84 Adjusted net income per common share, diluted $0.98 0.91 0.86 23

Non-GAAP Financial Measures, continued (dollars in thousands) 1Q19 4Q18 3Q18 2Q18 1Q18 Net income $120,186 105,070 109,059 111,181 103,166 Add: Earnout liability adjustments - - 11,652 - - Subtract/add: Income tax (benefit) expense, net related to Federal Tax Reform, - - (9,865) (608) 1,325 SAB 118, State Tax Reform, and adjusted portion of other discrete items Add: Merger-related expense 49,738 3,381 6,684 - - Subtract: Litigation settlement/contingency expense - - - (1,400) (2,626) Add/subtract: Restructuring charges, net 19 140 21 103 (315) Add: Fair value adjustment to Visa derivative - - - 2,328 - Subtract/add: Investment securities (gains) losses, net (75) - - 1,296 - Subtract/add: (Increase) decrease in fair value of private equity investments, net (858) 2,084 (434) 37 3,056 Subtract/add: Tax effects of adjustments (5,705) (522) 27 (624) (27) Adjusted net income $163,305 110,153 117,144 112,313 104,579 Net income annualized $487,421 416,854 432,680 445,949 418,395 Adjusted net income annualized $662,293 437,020 464,756 450,486 424,126 Total average assets $45,794,621 32,190,303 31,725,604 31,502,758 31,245,708 Return on average assets 1.06% 1.29 1.36 1.42 1.34 Adjusted return on average assets 1.45% 1.36 1.47 1.43 1.36 24

Non-GAAP Financial Measures, continued (dollars in thousands) 1Q19 4Q18 1Q18 Net income available to common shareholders $117,036 101,919 100,607 Add: Income tax expense, net related to State Tax Reform - - 1,325 Add: Merger-related expense 49,738 3,381 - Subtract: Litigation settlement/contingency expense - - (2,626) Add/subtract: Restructuring charges, net 19 140 (315) Subtract: Investment securities gains, net (75) - - Subtract/add: (Increase) decrease in fair value of private equity investments, net (858) 2,084 3,056 Subtract: Tax effects of adjustments (5,705) (522) (27) Adjusted net income available to common shareholders $160,155 107,002 102,020 Adjusted net income available to common shareholders annualized $649,518 424,519 413,747 Add: Amortization of intangibles 10,317 886 906 Adjusted net income available to common shareholders excluding amortization of intangibles annualized $659,835 425,405 414,653 Net income available to common shareholders annualized $474,646 404,353 408,017 Add: Amortization of intangibles 10,317 886 906 Net income available to common shareholders excluding amortization of intangibles annualized $484,963 405,239 408,923 Total average shareholders’ equity less preferred stock $4,321,561 2,837,740 2,790,878 Subtract: Goodwill (480,215) (57,315) (57,315) Subtract: Other intangible assets, net (75,191) (9,972) (10,915) Total average tangible shareholders’ equity less preferred stock $3,766,155 2,770,453 2,722,648 Return on average common equity 10.98% 14.25 14.62 Adjusted return on average common equity 15.03% 14.96 14.82 Return on average tangible common equity 12.88% 14.63 15.02 Adjusted return on average tangible common equity 17.52% 15.36 15.23 25

Non-GAAP Financial Measures, continued

(dollars in thousands)	1Q19	4Q18	1Q18
Total non-interest income	$79,378	67,991	67,046
Subtract: Investment securities gains, net	(75)	-	-
Subtract/add: (Increase) decrease in fair value of private equity investments, net	(858)	2,084	3,056
Adjusted non-interest income	**$78,445**	**70,075**	**70,102**

(dollars in thousands)	1Q19	4Q18	3Q18	2Q18	1Q18
Total non-interest expense	$292,410	209,922	220,297	204,057	195,179
Subtract: Earnout liability adjustments	-	-	(11,652)	-	-
Subtract: Fair value adjustment to Visa derivative	-	-	-	(2,328)	-
Subtract: Merger-related expense	(49,738)	(3,381)	(6,684)	-	-
Add: Litigation settlement/contingency expense	-	-	-	1,400	2,626
Subtract/add: Restructuring charges, net	(19)	(140)	(21)	(103)	315
Adjusted non-interest expense	**$242,653**	**206,401**	**201,940**	**203,026**	**198,120**

(dollars in thousands)	1Q19	4Q18	3Q18	2Q18	1Q18
Adjusted non-interest expense	$242,653	206,401	201,940	203,026	198,120
Subtract: Amortization of intangibles	(3,392)	(292)	(292)	(292)	(292)
Adjusted tangible non-interest expense	$239,261	$206,109	$201,648	$202,734	$197,828
Net interest income	397,175	297,933	291,619	284,577	274,284
Add: Tax equivalent adjustment	630	181	136	120	116
Add: Total non-interest income	79,378	67,991	71,668	73,387	67,046
Subtract/add: Investment securities (gains)/losses, net	(75)	-	-	1,296	-
Total FTE revenues	477,108	366,105	363,423	359,380	341,446
Subtract/add: (Increase) decrease in fair value of private equity investments, net	(858)	2,084	(434)	37	3,056
Adjusted total revenues	**$476,250**	**368,189**	**362,989**	**359,417**	**344,502**
Efficiency Ratio	61.29%	57.34	60.62	56.78	57.16
Adjusted tangible efficiency ratio	**50.24%**	**55.98**	**55.55**	**56.41**	**57.42**

26

Non-GAAP Financial Measures, continued

(dollars in thousands)	March 31, 2019	December 31, 2018	September 30, 2018	June 30, 2018	March 31, 2018
Total assets	$46,604,344	32,669,192	32,075,120	31,740,305	31,501,028
Subtract: Goodwill	(480,215)	(57,315)	(57,315)	(57,315)	(57,315)
Subtract: Other intangible assets, net	(74,683)	(9,875)	(10,166)	(10,458)	(10,750)
Tangible assets	$46,049,446	32,602,002	32,007,639	31,672,532	31,432,963
Total shareholders' equity	$4,572,072	3,133,602	3,040,073	3,167,694	2,956,495
Subtract: Goodwill	(480,215)	(57,315)	(57,315)	(57,315)	(57,315)
Subtract: Other intangible assets, net	(74,683)	(9,875)	(10,166)	(10,458)	(10,750)
Subtract: Preferred Stock, no par value	(195,140)	(195,140)	(195,138)	(321,118)	(125,980)
Tangible common equity	$3,822,034	2,871,272	2,777,454	2,778,803	2,762,450
Total shareholders' equity to total assets ratio	9.81%	9.59	9.48	9.98	9.39
Tangible common equity to tangible assets ratio	**8.30%**	**8.81**	**8.68**	**8.77**	**8.79**

	2018		
(dollars in thousands)	Synovus	FCB	Pro Forma Combined
Total non-interest expense	$829,455	160,632	990,087
Subtract: Earnout liability adjustments	(11,652)	-	(11,652)
Subtract: Merger-related expense	(10,065)	(10,657)	(20,722)
Add: Litigation settlement/contingency expense	4,026	-	4,026
Add: Restructuring charges, net	51	-	51
Subtract: Amortization of intangibles	(1,167)	(1,405)	(2,572)
Subtract: Fair value adjustment to Visa derivative	(2,328)	-	(2,328)
Adjusted non-interest expense	**$808,320**	**148,570**	**956,890**

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